UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On November 30, 2006, OccuLogix, Inc. (the “Company”) issued a press release (the “Press Release”) announcing, among other things, that Elias Vamvakas, the Company’s Chairman and Chief Executive Officer, agreed to provide the Company with a standby commitment to purchase convertible debentures of the Company (“Convertible Debentures”) in an aggregate maximum principal amount of up to $8,000,000. Pursuant to the Summary of Terms and Conditions, executed and delivered as of November 30, 2006 by the Company and Mr. Vamvakas, during the 12-month commitment term commencing on November 30, 2006, upon no less than 45 days’ written notice by the Company to Mr. Vamvakas, Mr. Vamvakas will purchase Convertible Debentures in the aggregate principal amount specified in such written notice. A commitment fee of 200 basis points will be payable by the Company on the undrawn portion of the total $8,000,000 commitment amount. Any Convertible Debentures purchased by Mr. Vamvakas will carry an interest rate of 10% per annum and will be convertible, at Mr. Vamvakas’ option, into shares of the Company’s common stock at a conversion price of $2.70 per share.

In the Press Release, the Company also announced that it agreed to acquire 50.1% of the capital stock of OcuSense, Inc. (“OcuSense”). OcuSense’s first product under development is an osmolarity test for the diagnosis and management of dry eye syndrome (the “DES Test”). Pursuant to the terms of the Series A Preferred Stock Purchase Agreement, dated as of November 30, 2006, between OcuSense and the Company, the Company purchased 1,744,223 shares of OcuSense’s Series A Preferred Stock, par value $0.001 per share, representing 50.1% of OcuSense’s capital stock on a fully diluted basis for an aggregate purchase price of up to $8,000,000 (the “Purchase Price”). On the closing of the purchase which took place on November 30, 2006, the Company paid $2,000,000 of the Purchase Price. The Company will pay the next $2,000,000 installment of the Purchase Price on January 3, 2007. The Company will pay the third $2,000,000 installment of the Purchase Price upon the attainment by OcuSense of the first of two pre-defined milestones and the last $2,000,000 installment of the Purchase Price upon the attainment by OcuSense of the second of such milestones, provided that both milestones are achieved prior to May 1, 2009. The Series A Preferred Stock Purchase Agreement also makes provision for an ability on the part of the Company to increase its ownership interest in OcuSense for nominal consideration if OcuSense fails to meet certain other milestones by specified dates. In addition, pursuant to the Series A Preferred Stock Purchase Agreement, the Company has agreed to purchase $3,000,000 of shares of OcuSense’s Series B Preferred Stock upon OcuSense’s receipt from the U.S. Food and Drug Administration (the “FDA”) of 510K clearance for the DES Test and to purchase another $3,000,000 of shares of OcuSense’s Series B Preferred Stock upon OcuSense’s receipt from the FDA of CLIA waiver for the DES Test.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of the Company dated November 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.
Date: December 5, 2006	By:	/s/William G. Dumencu
William G. Dumencu Chief Financial Officer